HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS

                                                   (801) 532-2200
Member of AICPA Division of Firms                Fax (801) 532-7944
      Member of SECPS                       345 East Broadway, Suite 200
Member of Summit International Associates  Salt Lake City, Utah 84111-2693
                                                  www.hbmcpas.com




       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
First Scientific, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated March 2, 2000 with respect to the consolidated statements of operations and comprehensive loss, stockholders' equity (deficit) and cash flows of First Scientific, Inc. and Subsidiary, for the year ended December 31, 1999 and for the cumulative period from April 30, 1990 (date of inception) through December 31, 1999, and to the use of our report dated June 2, 2000 with respect to the financial statements of PureSoft Solutions, L.L.C., as of December 31, 1999 and for the period from February 10, 1999 (date of inception) through December 31, 1999, in a Registration Statement on Form SB-2/A No. 1 relating to the registration of 21,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


                              HANSEN, BARNETT & MAXWELL


                              /s/ HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
February 6, 2001